UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 1, 2005


                                PRINTRONIX, INC.
               (Exact name of issuer as specified in its charter)


        DELAWARE                     0-9321              95-2903992
----------------------------       -----------    ----------------------
  (State or other juris-           (Commission        (IRS Employer
  diction of incorporation)        File Number)   Identification Number)



14600 Myford Road, P.O. Box 19559, Irvine, California            92623
(Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (714) 368-2300



   Former name or former address, if changed since last report: Not Applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers.

         James B. McWilson, age 48, has been promoted to Senior Vice President of Sales for the Americas and Europe, the Middle East and Africa ("EMEA"), effective July 30, 2005. Executive officers are appointed by, and hold office at, the pleasure of the Board of Directors. Mr. McWilson receives an annual base salary of $190,125 plus annual sales incentives of $83,571 if sales plan is met, has 31,600 shares of restricted stock under the company's 1994 Stock Incentive Plan (including 20,000 previously granted) and is eligible for an executive bonus based upon achievement of quarterly company profitability targets. There are no related party transactions between Mr. McWilson and Printronix, Inc.

Mr. McWilson joined Printronix in November 2002 as its Vice President of Sales, Americas. From 2001 to 2002, Mr. McWilson was a consultant for Telispark, Inc. providing sales training and sales consulting. From 2000 to 2001, Mr. McWilson was Vice President of Sales and Marketing and a Corporate Officer for Minolta-QMS. From 1992 to 2000, Mr. McWilson was Vice President of Sales and Marketing and a Corporate Officer for Genicom, Inc. Mr. McWilson's experience includes leading North and South American sales teams in a variety of direct and indirect channel initiatives in both the impact and non-impact printer marketplace.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 1, 2005                          Printronix, Inc.


                                                By: /s/ George L. Harwood
                                                ----------------------------
                                                George L. Harwood,
                                                Senior Vice President,
                                                Finance & IT, Chief
                                                Financial Officer and
                                                Secretary